EXHIBIT 2

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                      IDT CORPORATION AS OF AUGUST 18, 2000

         The name, position, principal occupation and business address of each executive officer and director of IDT is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with IDT.



Name                  Position                      Principal Occupation          Business Address
----                  --------                      --------------------          ----------------

Howard S. Jonas       Chief Executive Officer,      Chief Executive Officer,      c/o IDT Corporation
                      Chairman of the Board         Chairman of the Board         520 Broad Street
                      and Treasurer                 and Treasurer                 Newark, NJ 07102
Hal Brecher           Chief Operating Officer       Chief Operating Officer       c/o IDT Corporation
                      and Director                  and Director                  520 Broad Street
                                                                                  Newark, NJ 07102
James A. Courter      President and Vice            President and Vice            c/o IDT Corporation
                      Chairman of the Board         Chairman of the Board         520 Broad Street
                                                                                  Newark, NJ 07102
Stephen R. Brown      Chief Financial Officer       Chief Financial Officer       c/o IDT Corporation
                      and Director                  and Director                  520 Broad Street
                                                                                  Newark, NJ 07102
Joyce J. Mason        General Counsel, Senior       General Counsel, Senior       c/o IDT Corporation
                      Vice President,  Secretary    Vice President,  Secretary    520 Broad Street
                      and Director                  and Director                  Newark, NJ 07102
Marc E. Knoller       Senior Vice President and     Senior Vice President and     c/o IDT Corporation
                      Director                      Director                      520 Broad Street
                                                                                  Newark, NJ 07102
Moshe Kaganoff        Executive Vice President      Executive Vice President      c/o IDT Corporation
                      of Strategic Planning and     of Strategic Planning and     520 Broad Street
                      Director                      Director                      Newark, NJ 07102
Geoffrey Rochwarger   Executive Vice President      Executive Vice President      c/o IDT Corporation
                      of Telecommunications         of Telecommunications         520 Broad Street
                      and Director                  and Director                  Newark, NJ 07102
Michael Fischberger   Executive Vice President      Executive Vice President      c/o IDT Corporation
                      of Domestic                   of Domestic                   520 Broad Street
                      Telecommunications and        Telecommunications and        Newark, NJ 07102
                      Internet                      Internet
Morris Lichtenstein   Executive Vice President      Executive Vice President      c/o IDT Corporation
                      of Business Development       of Business Development       520 Broad Street
                                                                                  Newark, NJ 07102

Name                  Position                      Principal Occupation          Business Address
----                  --------                      --------------------          ----------------

Meyer A. Berman       Director                      Sole Proprietor               M.A. Berman Company
                                                                                  433 Plaza Real
                                                                                  Suite 355
                                                                                  Boca Raton, FL 33432
J. Warren Blaker      Director                      Professor of Physics          Fairleigh Dickinson
                                                                                  University
                                                                                  1000 River Road
                                                                                  Teaneck, NJ 07666
Denis A. Bovin        Director                      Vice Chairman -               Bear Stearns
                                                    Investment Banking            245 Park Avenue
                                                                                  28th Floor
                                                                                  New York, NY 10017
Saul K. Fenster       Director                      President of New Jersey       New Jersey Institute of
                                                    Institute of Technology       Technology
                                                                                  University Heights
                                                                                  323 Martin Luther King
                                                                                  Blvd.
                                                                                  Newark, NJ 07102
William A. Owens      Director                      Vice Chairman and CEO         Teledesic LLC
                                                                                  1445 120th NE
                                                                                  Bellevue, WA 98005
William F. Weld       Director                      Partner at McDermott,         McDermott, Will &
                                                    Will & Emery                  Emery
                                                                                  50 Rockefeller Plaza
                                                                                  New York, NY 10020